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                                                                 EXHIBIT 10.37.1


                                 FIRST AMENDMENT

                                     TO THE

                  SIMMONS COMPANY EMPLOYEE STOCK OWNERSHIP PLAN


SECTION I. LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

2. Maximum annual addition. The annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

(a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b) 100 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.


SECTION II. INCREASE IN COMPENSATION LIMIT

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.


SECTION III. MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article 13 of the Plan.



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2. Determination of top-heavy status.

2.1 Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.


SECTION IV. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This Section shall apply to distributions made after December 31, 2001.

2. Modification of definition of eligible retirement Plan. For purposes of the direct rollover provisions in Section 10.09 of the Plan, an eligible retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible Plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such Plan from this Plan. The definition of eligible retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.



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SECTION V. ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Rollovers disregarded in determining value of Account balance for involuntary distributions. For purposes of Section 10.04 of the Plan, the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
the value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account balance.


SECTION VI. SUSPENSION OF PARTICIPATION

Notwithstanding any provision of this First Amendment to the contrary, no Employee shall be become a Participant in the Plan after December 29, 2001.


                                            SIMMONS COMPANY

Date: February 25, 2002

                                            By: /s/

                                                      William S. Creekmuir

                                            Its: Executive Vice President & CFO